UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 25, 2022, Dollar General Corporation (the “Company”) issued a news release regarding results of operations and financial condition for the fiscal 2022 second quarter (13 weeks) ended July 29, 2022. The news release is furnished as Exhibit 99.1 hereto.

The information contained within this Item 2.02, including the information in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Todd J. Vasos Transition

As previously reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2022, Todd J. Vasos will step down from his position as Chief Executive Officer and assume a senior advisory position with the Company for a transition period beginning on November 1, 2022. On August 23, 2022, the Company and Mr. Vasos entered into an amendment to his existing employment agreement with the Company (the “Vasos Employment Agreement Amendment”), effective November 1, 2022, to govern the terms of Mr. Vasos’s employment as Senior Advisor. The Vasos Employment Agreement Amendment, attached hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein, provides, among other things, that:

●	Mr. Vasos will assume the position of Senior Advisor for a term beginning on November 1, 2022, and continuing through April 1, 2023 (the “Term”);

●	The bonus target, as a percentage of base salary, to be paid to Mr. Vasos if the Company achieves the previously-established target level of adjusted EBIT performance for purposes of the Company’s annual cash bonus program with respect to the fiscal year ending February 3, 2023 (the “2022 Teamshare Incentive Program”) will remain 150%, and the Company will waive the requirement that Mr. Vasos remain employed through the payment date of any amount earned pursuant to the 2022 Teamshare Incentive Program as long as Mr. Vasos remains employed by the Company through April 1, 2023; and

●	Mr. Vasos will not be eligible to receive an annual equity award under the Company’s long-term incentive program anticipated to be granted to eligible employees in or around March 2023.

The foregoing description of the Vasos Employment Agreement Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.2.

John W. Garratt Promotion

On August 23, 2022, the Company’s Board of Directors promoted the Company’s Executive Vice President and Chief Financial Officer, John W. Garratt, to President and Chief Financial Officer, effective September 1, 2022. Mr. Garratt will continue to function as the Company’s principal financial officer.

Mr. Garratt, age 53, has served as the Company’s Executive Vice President and Chief Financial Officer since December 2015. He joined the Company in October 2014 as Senior Vice President, Finance & Strategy, and subsequently served as Interim Chief Financial Officer from July 2015 to December 2015. Mr. Garratt previously held various positions of increasing responsibility in corporate strategy and financial planning with Yum! Brands, Inc., one of the world’s largest restaurant companies, between May 2004 and October 2014, including Vice President, Finance and Division Controller for the KFC division and earlier for the Pizza Hut division and for Yum Restaurants International (October 2013 to October 2014); Senior Director, Yum Corporate Strategy (March 2010 to October 2013), reporting directly to the corporate Chief Financial Officer and leading corporate strategy as well as driving key cross-divisional initiatives; and various other financial positions. He previously held financial management positions at Alcoa Inc. (April 2002 to May 2004) and General Electric (March 1999 to April 2002), after beginning his career with Alcoa in May 1990. Mr. Garratt has served as a director of Humana Inc. since February 2020.

In connection with Mr. Garratt’s promotion, the Compensation Committee of the Company’s Board of Directors approved:

●	an increase in Mr. Garratt’s annual base salary from $825,676 to $900,000, effective September 1, 2022; and

●	an increase, effective September 1, 2022, to the bonus target, as a percentage of base salary, to be paid to Mr. Garratt if the Company achieves the previously-established target level of adjusted EBIT performance for purposes of the 2022 Teamshare Incentive Program, from 75% to 100% (with the bonus target and any actual incentive payout to be prorated to reflect the portion of the fiscal year he served in each position).

The Compensation Committee is expected to grant a one-time long-term incentive having a target value of $315,364 to Mr. Garratt in connection with his promotion to President and Chief Financial Officer. This long-term incentive will be delivered in non-qualified stock options (the “Option”) to purchase shares of the Company’s common stock at a per share exercise price equal to the per share closing price of the Company’s common stock as reported on the New York Stock Exchange on November 29, 2022, the anticipated grant date of the Option. Subject to certain limited vesting acceleration events, the Option will be scheduled to vest ratably in installments of 25% on each of the first four anniversaries of the grant date, subject to Mr. Garratt’s continued employment with the Company, and will terminate no later than ten years from the grant date. The Option will be subject to the terms and conditions of the Dollar General Corporation 2021 Stock Incentive Plan and the related Form of Stock Option Award Agreement approved for awards beginning May 2022 to certain newly hired and promoted employees, in each case as previously filed by the Company.

In addition, on August 24, 2022, the Company and Mr. Garratt entered into an amendment to his existing employment agreement with the Company (the “Garratt Employment Agreement Amendment”), effective September 1, 2022, which reflects, among other things, his minimum base salary set forth above. The Garratt Employment Agreement Amendment is attached hereto as Exhibit 99.3 and is incorporated by reference as if fully set forth herein. The foregoing description of the Garratt Employment Agreement Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.3. The foregoing descriptions of the Option and Mr. Garratt’s participation in the 2022 Teamshare Incentive Program are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the previously filed Form of Stock Option Award Agreement and the previously filed Form of Dollar General Corporation Teamshare Incentive Program for Named Executive Officers for use beginning fiscal year 2022.

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There are no arrangements or understandings between Mr. Garratt and any other persons pursuant to which Mr. Garratt was selected to become President and Chief Financial Officer, nor are there any family relationships between Mr. Garratt and any of the Company’s directors or other executive officers. Neither Mr. Garratt nor any related person of Mr. Garratt has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE.

The information set forth in Item 2.02 above is incorporated herein by reference. The news release furnished as Exhibit 99.1 also:

●	sets forth statements regarding, among other things, the Company’s outlook, as well as the Company’s planned conference call to discuss the reported financial results, the Company’s outlook, and certain other matters;

●	announces that on August 23, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.55 per share on the Company’s outstanding common stock payable on or before October 18, 2022, to shareholders of record on October 4, 2022; and

●	announces that on August 24, 2022, the Company’s Board of Directors increased the authorization under the share repurchase program by $2.0 billion.

On August 25, 2022, the Company issued a press release regarding certain of the matters discussed in Item 5.02. A copy of the press release is attached to this Form 8-K as Exhibit 99.4 and is incorporated by reference as if fully set forth herein.

The information contained within this Item 7.01, including the information in Exhibits 99.1 and 99.4, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

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EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued August 25, 2022, regarding fiscal year 2022 second quarter financial results

99.2	Amendment to Employment Agreement by and between the Company and Todd J. Vasos, effective November 1, 2022

99.3	Amendment to Employment Agreement by and between the Company and John W. Garratt, effective September 1, 2022

99.4	News release issued August 25, 2022, regarding John W. Garratt promotion

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 25, 2022	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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